MODIFICATION AGREEMENT
THIS MODIFICATION AGREEMENT (this “Modification Agreement”) is made as of November 24, 2017, by and between Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company (the “Investor”), and Cowen Inc. (f/k/a Cowen Group, Inc.), a Delaware corporation (the “Company”). The Company and the Investor are referred to herein as the “Parties”.
RECITALS
WHEREAS, the Company and the Investor are party to that certain Stock Purchase Agreement, dated as of March, 29, 2017, as amended by Amendment No.1 thereto, dated as of July 31, 2017 (the “Purchase Agreement”);
WHEREAS, pursuant to Section 8.09 of the Purchase Agreement, the Purchase Agreement may be amended by an instrument in writing signed by, or on behalf of, the Company and the Investor; and
WHEREAS, the Parties desire to modify and amend the Purchase Agreement as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Modification Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.
1.Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
2.    CFIUS Filing. The Company and the Investor hereby agree to withdraw the pending notification filing with CFIUS within two (2) Business Days following the date of this Modification Agreement. The Parties agree that they shall have no obligation to make any additional filings with CFIUS or take any further actions pursuant to Sections 5.01 or 5.02 of the Purchase Agreement.
3.    Compliance and Actions Prior to Closing; Information and Inspection Rights. The Company and the Investor hereby agree that Section 5.08 (Compliance and Actions Prior to Closing) and Section 5.09 (Information and Inspection Rights) of the Purchase Agreement are hereby terminated in their entirety and shall have no further force or effect.
4.    Outside Date. Section 7.01(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“automatically, and without any further action required by the Company or the Investor, if the Closing shall not have occurred by the date that is December 31, 2017; or”
5.    References.  On and after the date of this Modification Agreement, each reference in the Purchase Agreement shall mean and be a reference to the Purchase Agreement as modified by this Modification Agreement.

6.    Effectiveness of Purchase Agreement.  Except as expressly modified in this Modification Agreement, all of the terms, provisions and conditions of the Purchase Agreement shall remain unchanged and in full force and effect, and the Company and the Investor shall retain all rights that the Company or the Investor may have under the Purchase Agreement.
7.    Assignment. No Party may assign its rights, duties or obligations under this Modification Agreement to any person or entity without first obtaining the prior written consent of the other Parties. This Modification Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
8.    Governing Law; Arbitration; Jurisdiction; Waiver of Jury Trial. This Modification Agreement shall be construed, performed and enforced in accordance with, and governed by, the Law of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of Law. Sections 8.12(b) and 8.12(c) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis, as if they were restated in full, with each reference to “this Agreement” in such sections of the Purchase Agreement being deemed a reference the Purchase Agreement as modified by this Modification Agreement.
9.    Headings; Interpretation. The headings contained in this Modification Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Modification Agreement.
10.    Counterparts. This Modification Agreement may be executed and delivered (including by facsimile transmission of portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, the Parties have or have caused their duly authorized representatives to execute and deliver this Modification Agreement as of the date first written above.

COWEN INC.

By:    /s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: President

SHANGHAI HUAXIN GROUP (HONGKONG) LIMITED

By:    /s/ Li Yong
Name: Li Yong
Title: Authorised Signatory

[Signature Page to Modification Agreement]